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                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS





We consent to the incorporation by reference in the following Registration Statements and related Prospectuses of our report dated February 6, 1996, on our audits of the consolidated financial statements and the financial statement schedules of UNUM Corporation and subsidiaries as of December 31, 1995 and 1994 and for the years ended December 31, 1995, 1994, and 1993, which report is included in the Annual Report on Form 10-K:


          Form S-8 No. 33-31270 pertaining to the UNUM Employees Retirement Savings Plan and Trust

          Form S-8 No. 33-19090 pertaining to the 1987 Executive Stock Option
          Plan

          Form S-8 No. 33-38225 pertaining to the 1990 Long-Term Stock Incentive Plan

          Form S-8 No. 33-52741 pertaining to the 1990 Long-Term Stock Incentive Plan

          Form S-3 No. 33-36873

          Form S-3 No. 33-69132

          Form S-8 No. 33-60124 pertaining to the Colonial Companies, Inc. Security Saver Plan

          Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 No. 33-55870






/s/ COOPERS & LYBRAND L.L.P.
Portland, Maine
March 27, 1996